EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                    We hereby consent to the incorporation by reference in the Registration Statement, Amendment No. 2, on Form S-3 of New Frontier Media, Inc. and Subsidiaries of our report dated June 9, 1999, accompanying the consolidated financial statements of New Frontier Media, Inc. and Subsidiaries for the years ended March 31, 1999 and 1998 which is part of the Annual Report on Form 10-KSB, and to the reference to us under the heading "Experts" in such registration statement.


                              SPICER, JEFFRIES & CO.


Denver, Colorado
August 2, 1999